EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Rockwell Medical Technologies, Inc. on Form S-8 of our report dated March 23, 2007 on the consolidated financial statements of Rockwell Medical Technologies, Inc., appearing in the Annual Report on Form 10-KSB of Rockwell Medical Technologies, Inc. as of and for the years ended December 31, 2006 and 2005.
/s/ PLANTE & MORAN, PLLC
Auburn Hills, Michigan
October 18, 2007